EXHIBIT 15.1

                              Baird, Kurtz & Dobson
                              200 East 11th Avenue
                                  P.O. Box 8306
                              Pine Bluff, AR 71611

May 20, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

     We are aware that Simmons First National Corporation has incorporated our report dated April 28, 1998, by reference with respect to the unaudited consolidated financial statements of Simmons First National Corporation included in its Quarterly Report (Form 10-Q) for the three months ended March 31, 1998 in the Registration Statement (Form S-3) and the related Prospectus pertaining to the Simmons First National Corporation Dividend Reinvestment Plan. We are also aware of our responsibilities under the Securities Act of 1933.

                                       /s/ Baird, Kurtz & Dobson, CPA's
                                       ----------------------------------
                                       Baird, Kurtz & Dobson, CPA's